Exhibit 10.2

SECURITY AGREEMENT

This Security Agreement, dated as of August 30, 2023 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by and between ACER THERAPEUTICS INC., a Delaware corporation (“Grantor”), and ZEVRA THERAPEUTICS, INC., a Delaware corporation (“Secured Party”).

A. On the date hereof, Secured Party has made and may make loans (the “Loans”) to Grantor pursuant to that certain Bridge Loan Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and between Grantor and Secured Party.

B. Prior to the effectiveness of this Agreement, Grantor had indebtedness pursuant to the Existing Secured Debt, and the Secured Party has acquired the Existing Secured Debt.

C. This Agreement is given by Grantor in favor of Secured Party to secure the payment and performance of all of the Secured Obligations.

D. It is a condition to the obligations of Secured Party to make the Loans that Grantor execute and deliver this Agreement.

The parties therefore agree as follows:

1. Definitions.

1.1. Unless otherwise specified herein, all references to Sections and Schedules herein are to Sections and Schedules of this Agreement.

1.2. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

1.3. For purposes of this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Event of Default” means the occurrence of any of the following: (a) Grantor’s failure to observe or perform any obligation or agreement contained herein; (b) any representation or warranty of Grantor herein proves to be incorrect, false or misleading in any material respect when made; or (c) any Event of Default (as defined in the Loan Agreement).

“Existing Secured Debt” has the meaning set forth in the Loan Agreement.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior Lien to which such Collateral is subject (subject only to Permitted Liens).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan Documents” means this Agreement, the Loan Agreement and every other document and instrument executed in connection with the Loans.

“Permitted Liens” has the meaning set forth in the Loan Agreement.

“Proceeds” means “proceeds” as such term is defined in section 9-102 of the UCC and, in any event, shall include all dividends or other income from the Collateral, collections thereon or distributions with respect thereto.

“Secured Obligations” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such state.

2. Grant of Security Interest. Grantor hereby grants to Secured Party a continuing security interest in all of its right, title and interest in and to the following, wherever located, whether now existing or hereafter arising or acquired (collectively, the “Collateral”):

2.1. all accounts (including health-care-insurance receivables), goods (including inventory and equipment), goods (including inventory and equipment) currently or hereafter held on consignment, documents (including, if applicable, electronic documents), fixtures, instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, commercial tort claims described on Schedule 1 hereof as supplemented by any written notification given by Grantor to Secured Party pursuant to Section 4.5, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and

2.2. all Proceeds and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to Grantor from time to time with respect to any of the foregoing.

3. Secured Obligations. The Collateral secures the payment and performance of:

3.1. the obligations of Grantor from time to time arising under the Loan Documents or otherwise with respect to the due and punctual payment of (i) the principal of and premium, if any, and interest on the Loans (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, attorneys’ fees and disbursements, reimbursement obligations, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Grantor under the Loan Documents; and

3.2. all other agreements, duties, indebtedness, obligations and liabilities of any kind of Grantor under, out of, or in connection with the Loan Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several (all such obligations, liabilities, sums and expenses set forth in Section 3 being herein collectively called the “Secured Obligations”).

4. Perfection of Security Interest and Further Assurances.

4.1. Grantor shall, from time to time, as may be required by Secured Party with respect to all Collateral, promptly take all actions as may be reasonably requested by Secured Party to perfect the Lien of Secured Party in the Collateral, including, with respect to all Collateral over which control may be obtained within the meaning of sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable, Grantor shall promptly take all actions as may be reasonably requested from time to time by Secured Party so that control of such Collateral is obtained and at all times held by Secured Party. All of the foregoing shall be at Grantor’s sole cost and expense.

4.2. Grantor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien granted by Grantor hereunder, without Grantor’s signature where permitted by law, including the filing of a financing statement describing the Collateral as all assets now owned or hereafter acquired by Grantor, or words of similar effect. Grantor agrees to provide all information required by Secured Party pursuant to this Section promptly to Secured Party upon request.

4.3. Grantor hereby further authorizes Secured Party to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office in any state of the United States or in any other country) this Agreement and other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien granted by Grantor hereunder, without Grantor’s signature where permitted by law.

4.4. If Grantor shall at any time hold or acquire any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts relating to the Collateral, Grantor shall promptly indorse, assign and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.

4.5. If Grantor shall at any time hold or acquire a commercial tort claim, Grantor shall (i) promptly notify Secured Party in a writing signed by Grantor of the particulars thereof and grant to Secured Party in such writing a Lien therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Secured Party and (ii) deliver to Secured Party an updated Schedule 1.

4.6. If any Collateral is at any time in the possession of a bailee, Grantor shall promptly notify Secured Party thereof and, at Secured Party’s request and option, shall promptly obtain an acknowledgment from the bailee, in form and substance satisfactory to Secured Party, that the bailee holds such Collateral for the benefit of Secured Party and the bailee agrees to comply, without Grantor’s further consent, at any time with instructions of Secured Party as to such Collateral.

4.7. If Grantor is at any time a beneficiary under a letter of credit, Grantor will promptly notify Secured Party and, at Secured Party’s request, Grantor will, pursuant to an agreement in form and substance reasonably acceptable to Secured Party, either (a) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to Secured Party of the proceeds of the letter of credit or (b) arrange for Secured Party to become the transferee beneficiary of the letter of credit.

4.8. Grantor agrees that at any time and from time to time, at Grantor’s expense, Grantor will promptly execute and deliver all further instruments and documents, obtain such agreements from third parties, and take all further action, that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any Lien granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder or under any other agreement with respect to any Collateral.

4.9. Notwithstanding any provision herein to the contrary, it is acknowledged and agreed that:

4.9.1.

Neither the Loans nor the Existing Secured Debt, nor any payment obligations associated with either the Loans or the Existing Secured Debt, shall be due and payable prior to the earliest to occur of (a) the termination of that certain Agreement and Plan of Merger, dated as of the date hereof, among the Secured Party, a wholly owned subsidiary of the Secured Party and the Grantor (the “Merger Agreement”) by either the Secured Party or the Grantor in accordance with its terms, (b) the Closing Date (as defined in the Merger Agreement), or (c) the date on which any amounts due under the Bridge Loan Agreement become due and payable; and

4.9.2.

The security arrangements associated with the Existing Secured Debt as well as the Existing Secured Debt itself, on the one hand, and the security arrangements contemplated by this Agreement in respect of the Loans as well as the Loans themselves, shall not be deemed to represent any breach or default of the other.

5. Representations and Warranties. Grantor represents and warrants as follows:

5.1. That: (a) Grantor’s exact legal name is Acer Therapeutics Inc., (b) Grantor is a corporation organized under the laws of Delaware, (c) Grantor’s organizational identification number is 6886077, (d) Grantor’s tax identification number is 32-0426967, and (e) Grantor’s chief executive office is One Gateway Center, Suite 356, 300 Washington Street, Newton, Massachusetts 02458.

5.2. The Collateral consisting of securities have been duly authorized and validly issued, and are fully paid and non-assessable and subject to no options to purchase or similar rights. Grantor holds no commercial tort claims except as indicated on Schedule 1. None of the Collateral constitutes, or is the proceeds of, “farm products” as defined in section 9-102(a)(34) of the UCC. None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral. Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

5.3. At the time the Collateral becomes subject to the Lien created by this Agreement, Grantor will be the sole, direct, legal and beneficial owner thereof, free and clear of any Lien, claim, option or right of others except for the Lien created by this Agreement and other Permitted Liens.

5.4. The pledge of the Collateral pursuant to this Agreement creates a valid and perfected First Priority Lien in the Collateral, securing the payment and performance when due of the Secured Obligations.

5.5. Grantor has full power, authority and legal right to pledge the Collateral pursuant to this Agreement.

5.6. This Agreement has been duly authorized, executed and delivered by Grantor and constitutes a legal, valid and binding obligation of Grantor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

5.7. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the borrowing of the Loans and the pledge by Grantor of the Collateral pursuant to this Agreement or for the execution and delivery of this Agreement by Grantor or the performance by Grantor of its obligations thereunder.

5.8. The execution and delivery of this Agreement by Grantor and the performance by Grantor of its obligations hereunder, will not violate any provision of any applicable law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to Grantor or any of its property, or the organizational or governing documents of Grantor or any agreement or instrument to which Grantor is party or by which it or its property is bound.

5.9. Grantor has taken all action required on its part for control (as defined in sections 8-106, 9-104, 9-105, 9-106 and 9-107 of the UCC, section 201 of the federal Electronic Signatures in Global and National Commerce Act and, as the case may be, section 16 of the Uniform Electronic Transactions Act, as applicable) to have been obtained by Secured Party over all Collateral with respect to which such control may be obtained pursuant to the UCC. No person other than Secured Party has control or possession of all or any part of the Collateral.

6. Accounts Receivable.

6.1. Secured Party may at any time and from time to time send or require Grantor to send requests for verification of Accounts or notices of assignment to account debtors and other obligors. Secured Party may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

6.2. Secured Party may establish a collateral account for the deposit of checks, drafts and cash payments made by Grantor’s account debtors. If a collateral account is so established, Grantor shall promptly deliver to Secured Party, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Secured Party in the form received (except for Grantor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Grantor shall be held in trust by Grantor for and as the property of Secured Party and shall not be commingled with any funds or property of Grantor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Secured Obligation. Unless otherwise agreed in writing, Grantor shall have no right to withdraw amounts on deposit in any collateral account.

6.3. Secured Party may, by notice to Grantor, require Grantor to direct each of its account debtors to make payment directly to a special lockbox to be under the control of Secured Party. Grantor hereby authorizes and directs Secured Party to deposit all checks, drafts and cash payments received in said lockbox into the collateral account established as set forth above.

6.4. Secured Party may notify any account debtor, or any other Person obligated to pay any amount due, that such chattel paper, general intangible, Account, or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party. At any time after Secured Party or Grantor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in its own name or in Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

7. Voting and Distributions.

7.1. Secured Party agrees that unless an Event of Default shall have occurred and be continuing, Grantor may, to the extent Grantor has such right as a holder of the Collateral consisting of securities, other equity interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, in Secured Party’s reasonable judgment, any such vote, consent, ratification or waiver would detract from the value thereof as Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement or any other Loan Document, and from time to time, upon request from Grantor, Secured Party shall deliver to Grantor suitable proxies so that Grantor may cast such votes, consents, ratifications and waivers.

7.2. Secured Party agrees that Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Collateral consisting of securities, other equity interests or indebtedness owed by any obligor.

8. Covenants. Grantor covenants as follows:

8.1. Grantor will not, without providing at least 30 days’ prior written notice to Secured Party, change its legal name, identity, type of organization, jurisdiction of organization, corporate structure, location of its chief executive office or its principal place of business or its organizational identification number. Grantor will, prior to any change described in the preceding sentence, take all actions reasonably requested by Secured Party to maintain the perfection and priority of Secured Party’s Lien in the Collateral.

8.2. Grantor will keep the Collateral, to the extent not delivered to Secured Party pursuant to Section 4, at those locations listed on Schedule 2 and Grantor will not remove the Collateral from such locations without providing at least 10 days’ prior written notice to Secured Party except for (a) vehicles and equipment out for repair or in service in the field, and (b) inventory in transit in the ordinary course of business.

8.3. Grantor will, at its own cost and expense, defend title to the Collateral and the First Priority Lien of Secured Party therein against the claim of any person claiming against or through Grantor and shall maintain and preserve such perfected First Priority Lien for so long as this Agreement shall remain in effect.

8.4. Grantor will not grant, create, permit or suffer to exist any Lien, option, right of first offer, encumbrance or other restriction or limitation of any nature whatsoever on, any of the Collateral or any interest therein except for Permitted Liens.

8.5. Grantor will not sell, lease, or otherwise dispose of any of the Collateral except for in the ordinary course of business.

8.6. Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. Grantor will permit Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located.

8.7. Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement.

8.8. Grantor will continue to operate its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9. Secured Party Appointed Attorney-in-Fact. Grantor hereby appoints Secured Party as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time during the continuance of an Event of Default in Secured Party’s discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (but Secured Party shall not be obligated to and shall have no liability to Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

10. Secured Party May Perform. If Grantor fails to perform any obligation contained in this Agreement, Secured Party may itself perform, or cause performance of, such obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor; provided that Secured Party shall not be required to perform or discharge any obligation of Grantor.

11. Reasonable Care. Secured Party shall have no duty with respect to the care and preservation of the Collateral beyond the exercise of reasonable care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (a) ascertaining or taking action with respect to any claims, the nature or sufficiency of any payment or performance by any party under or pursuant to any agreement relating to the Collateral or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Nothing set forth in this Agreement, nor the exercise by Secured Party of any of the rights and remedies hereunder, shall relieve Grantor from the performance of any obligation on Grantor’s part to be performed or observed in respect of any of the Collateral.

12. Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

12.1. Secured Party, without any other notice to or demand upon Grantor, may assert all rights and remedies of a secured party under the UCC or other applicable law, including the right to take possession of, hold, collect, sell, lease, deliver, grant options to purchase or otherwise retain, liquidate or dispose of all or any portion of the Collateral. If notice prior to disposition of the

Collateral or any portion thereof is necessary under applicable law, written notice mailed to Grantor at its notice address as provided in the Loan Agreement ten days prior to the date of such disposition shall constitute reasonable notice, but notice given in any other reasonable manner shall be sufficient. So long as the sale of the Collateral is made in a commercially reasonable manner, Secured Party may sell such Collateral on such terms and to such purchaser(s) as Secured Party in its absolute discretion may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind other than that necessary under applicable law. Without precluding any other methods of sale, the sale of the Collateral or any portion thereof shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of creditors disposing of similar property. At any sale of the Collateral, if permitted by applicable law, Secured Party may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Collateral or any part thereof payable at such sale. To the extent permitted by applicable law, Grantor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by it of any rights hereunder. Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, Secured Party or any custodian may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither Secured Party nor any custodian shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto.

12.2. All rights of Grantor to (i) exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7.1 and (ii) receive the dividends and other distributions which it would otherwise be entitled to receive and retain pursuant to Section 7.2, shall immediately cease, and all such rights shall thereupon become vested in Secured Party, which shall have the sole right to exercise such voting and other consensual rights and receive and hold such dividends and other distributions as Collateral.

12.3. Any cash held by Secured Party as Collateral and all cash Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in whole or in part by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys’ fees, and the balance of such proceeds shall be applied or set off against all or any part of the Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash Proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus. Grantor shall remain liable for any deficiency if such cash and the cash Proceeds of any sale or other realization of the Collateral are insufficient to pay the Secured Obligations and the fees and other charges of any attorneys employed by Secured Party to collect such deficiency.

12.4. If Secured Party shall determine to exercise its rights to sell all or any of the Collateral pursuant to this Section, Grantor agrees that, upon request of Secured Party, Grantor will, at its own expense, do or cause to be done all such acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

13. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to decline to provide credit to any potential purchaser of the Collateral in connection with Secured Party’s disposition of the Collateral, (k) to disclaim disposition warranties, (l) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (m) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Grantor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

14. No Waiver and Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 18), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

15. Security Interest Absolute. All rights of Secured Party and Liens hereunder, and all Secured Obligations of Grantor hereunder, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Secured Obligation or any related agreement or instrument; (b) any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations, or any rescission, waiver, amendment or other modification of the Loan Documents, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Secured Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, Grantor against Secured Party; or (g) any other circumstance (including any statute of limitations) or manner of administering the Loans or any existence of or reliance on any representation by Secured Party that might vary the risk of Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, Grantor or any other grantor, guarantor or surety.

16. Continuing Security Interest; Further Actions. This Agreement creates a continuing First Priority Lien in the Collateral and shall (a) subject to Section 17, remain in full force and effect until payment and performance in full of the Secured Obligations, (b) be binding upon Grantor, its successors and assigns, and (c) inure to the benefit of Secured Party and its successors, transferees and assigns; provided that Grantor may not assign or otherwise transfer any of its rights or obligations under this Agreement without Secured Party’s prior written consent.

17. Termination; Release. On the date on which all Secured Obligations have been paid and performed in full, Secured Party will, at the request and expense of Grantor, (a) duly assign, transfer and deliver to or at the direction of Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of Secured Party, together with any monies at the time held by Secured Party hereunder, and (b) execute and deliver to Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement.

18. Amendments. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by Grantor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

19. Notices. All notices and other communications provided for in this Agreement shall be given in accordance with Section 7.1 of the Loan Agreement.

20. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

21. Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties with respect to the subject matter of the Loan Documents and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

22. Governing Law; Jurisdiction; Etc.

22.1. Section 1.7 of the Loan Agreement is hereby incorporated by reference mutatis mutandis.

22.2. Grantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against Secured Party in any way relating to this Agreement or the transactions contemplated hereby, in any forum other than the courts of the State of Delaware, and of the United States District Court, District of Delaware, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such Delaware State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Grantor or its properties in the courts of any jurisdiction.

22.3. Grantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any such court referred to in Section 22.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

22.4. Grantor irrevocably consents to the service of process in the manner provided for notices in Section 19 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

23. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[signature page to follow]

The parties have executed this Security Agreement as of the date set forth in the introductory paragraph.

SECURED PARTY

ZEVRA THERAPEUTICS, INC.

By:	/s/ R. LaDuane Clifton
Print Name: R. LaDuane Clifton, MBA, CPA
Title:	Chief Financial Officer, Secretary and Treasurer

The parties have executed this Security Agreement as of the date set forth in the introductory paragraph.

GRANTOR

ACER THERAPEUTICS INC.

By:	/s/ Chris Schelling
Print Name: Chris Schelling
Title:	CEO/Founder

Acer legal review: /s/ DJ CFO: /s/ HP

SCHEDULE 1

COMMERCIAL TORT CLAIMS

None

SCHEDULE 2

LOCATIONS OF COLLATERAL